UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2008

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 9, 2008, Hancock Fabrics, Inc. (the "Company") and General Electric Capital Corporation (along with certain of its affiliates, "GE Capital") entered into a financing commitment letter (the "Commitment Letter") whereby GE Capital has committed to provide the Company with a revolving line of credit (the "Revolver") in the maximum amount of $100,000,000 (the "Maximum Amount"). The Maximum Amount includes a letter of credit sub-facility of up to $20,000,000. Once executed, the Revolver will have a 60-month term. GE Capital's commitment to provide financing in accordance with the terms of the Commitment Letter shall cease if the Revolver does not close on or before August 29, 2008.

At the Company's option, all loans under the Revolver will bear interest at either (a) a floating interest rate plus the applicable margins or (b) absent a default, a fixed interest rate for periods of one, two or three months equal to the reserve adjusted London Interbank Offered Rate, or LIBOR, plus the applicable margins. The applicable margins initially range from 0.0% to 2.375%, depending on the nature of the borrowing under the Revolver. Starting on January 1, 2009, the applicable margins shall be subject to adjustment (up or down) prospectively, for three calendar month periods based on the Company's average excess availability under the Revolver.

To secure the Company's obligations under the Revolver, GE Capital will receive a fully perfected first priority security interest in all of the existing and after acquired real and personal, tangible and intangible assets of the Company.

GE Capital's commitment is subject to the satisfaction or waiver of certain conditions specified in the term sheet attached as an exhibit to the Commitment Letter, including:

•	on or before April 30, 2008, the Commitment Letter shall have been approved by the United States Bankruptcy Court for the District of Delaware (in Case No. 07-10353);

•	the Company shall have received at least $20,000,000 in cash from the issuance of subordinated debt or equity;

•	the GE Capital shall have completed all legal due diligence, with results reasonably satisfactory to GE Capital; and

•	the parties shall have negotiated, executed and delivered of definitive agreements.

In addition, pursuant to the Commitment Letter, the Revolver must contain representations and warranties, conditions precedent, affirmative and negative covenants, indemnities, events of default and remedies customary for loans of this type. Under the Commitment Letter, the Company has agreed to indemnify GE Capital and its directors, officers, employees, agents, attorneys and representatives from and against certain claims.

Pursuant to a separate fee letter, in connection with the execution of the Commitment Letter and the closing of the Revolver, GE Capital will receive the following fees:

•	upon acceptance of the Commitment Letter, a commitment letter delivery fee in the amount of 0.40% of the Maximum Amount;

•	on the closing of the Revolver, a closing fee in the amount of 0.20% of the Maximum Amount;

•	on the closing date and on each anniversary of the closing date, a collateral monitoring fee in the amount of $50,000 payable annually in advance; and

•
a prepayment premium of 1% of the Maximum Amount if the commitment is terminated prior to the first anniversary of the closing of the Revolver, and 0.50% upon a prepayment during the second year following the closing of the Revolver (subject to waiver if GE Capital closes a refinancing facility during such period).

In addition, regardless of whether the commitment is terminated or the Revolver closes, the Company has agreed to pay all of GE Capital's reasonable out-of-pocket expenses incurred in connection with the Commitment Letter and the Revolver, including a deposit or prepayment of expenses upon the execution of the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Commitment Letter, executed on April 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:  /s/ Robert W. Driskell
Name:  Robert W. Driskell
Title:   Senior Vice President and Chief
Financial Officer (Principal Financial
and Accounting Officer)

Date: April 10, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Commitment Letter, executed on April 9, 2008